Exhibit 99.1

Limited Consent of Pareto Securities AS

We hereby consent (i) to the use of our opinion letter dated December 30, 2020 to the Conflicts Committee of the Board of Directors of Navios Maritime Containers L.P. (“NMCI”), included in the joint proxy statement/prospectus of NMCI and Navios Maritime Partners L.P. (“NMM”) that forms a part of the registration statement on Form F-4 of NMM dated the date hereof, relating to the proposed transaction involving NMCI and NMM, and (ii) to the reference to such opinion in the aforementioned joint proxy statement/prospectus under the headings “Questions and Answers About the Merger and the Special Meeting”, “Summary - Opinion of Financial Advisor to the Navios Containers Conflicts Committee”, “The Merger— Background of the Merger” and “The Merger— Opinion of Financial Advisor to the Navios Containers Conflicts Committee.” This consent relates solely to the registration statement on Form F-4 of NMM dated the date hereof and not to any amendments or supplements thereto or any other document.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do here thereby admit that we are experts with respect to any part of such registration statement on Form F-4 of NMM, dated the date hereof, within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Further, our consent is being delivered solely in connection with the filing of the registration statement on Form F-4 of NMM, dated the date hereof, and our opinion letter is not to be used, disclosed, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the registration statement on Form F-4 of NMM, dated the date hereof), any proxy statement, prospectus, or any other document, except the joint proxy statement/prospectus of NMCI and NMM that forms a part of the registration statement on Form F-4 described above or in accordance with our prior written consent.

PARETO SECURITIES AS

By: /s/ Christian Moxon

Name: Christian Moxon

Title: Managing Director

February 17, 2021